CUSIP No. 799566104	Page 16 of 17 Pages

EXHIBIT 1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: February 14, 2022

FLAGSHIP V VENTURELABS RX FUND, L.P.

By:	Flagship Ventures Fund V General Partner LLC
General Partner

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES FUND V, L.P.

By:	Flagship Ventures Fund V General Partner LLC
General Partner

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURES FUND V GENERAL PARTNER LLC

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
Manager

FLAGSHIP VENTURELABS V LLC

By:	VentureLabs V Manager LLC General Partner

By: Flagship Pioneering, Inc., Manager

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
CEO, Sole Stockholder & Director

CUSIP No. 799566104	Page 17 of 17 Pages

VENTURELABS V MANAGER LLC

By:	Flagship Pioneering, Inc.
Manager

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
CEO, Sole Stockholder & Director

FLAGSHIP PIONEERING FUND VI, L.P.

By:	Flagship Pioneering Fund VI General Partner, LLC General Partner

By: Flagship Pioneering, Inc.
Manager

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D. CEO, Sole Stockholder & Director

FLAGSHIP PIONEERING FUND VI GENERAL PARTNER, LLC

By:	Flagship Pioneering, Inc.
Manager

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D. CEO, Sole Stockholder & Director

FLAGSHIP PIONEERING, INC.

	By:	/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.
CEO, Sole Stockholder & Director

/s/ Noubar B. Afeyan, Ph.D.
Noubar B. Afeyan, Ph.D.